Exhibit 99.1

OMNIQ’S AI BASED MACHINE VISION SOLUTION PURCHASED FOR THE EL SALVADOR INTERNATIONAL AIRPORT

●	First international Airport to use OMNIQ’s AI in Central America. A new potential market for OMNIQ.

●	Airport serves 3.4 million passengers per year.

●	OMNIQ cooperates with TAS a premier partner and reputable technology company in Central America

●	Order follows the AI momentum recently announced:

○	Order from The Israel Train Company for AI –Machine Vision Solution for Crowd Management and Safety.

○	Partnership with Tripshot to provide a unique AI based frictionless parking solution for one of the largest technology companies in the world.

○	Deployment of 55 AI Based Q-Shield systems based on patented AI neural network algorithm, across a district of the State of Uruguay.

○	Orders for the AI – Machine Vision system from three additional US Airports, bringing a total of 60 Airports using OMNIQ’s AI in the US.

SALT LAKE CITY, September 20th, 2023 — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence (AI)-based solutions, today announced that the Company is deploying its AI enhanced parking and security solution to the El Salvador International Airport.

CEO Shai Lustgarten stated “The increasing demand for our AI-based solution has been a driving force behind our growth in all AI related verticals. As we continue to expand our presence in the United States, we are thrilled to announce our first deployment in a central American International Airport. Serving as the third busiest airport in the region, with over 3.4 million passengers annually, we eagerly anticipate witnessing the progress and benefits of our robust technology. With more than 60 US airports already relying on our system, it was a natural step for us to embark on global expansion. Through our close partnerships, we anticipate that additional airports in Central America will soon follow El Salvador International. We thank our local partners TAS a reputable Technology Company in Central America for this breakthrough project and look forward for mutual success in the region.”

Lustgarten continued “Our esteemed customers are harnessing the power of our fixed, mobile and handheld technologies to enhance safety, accuracy, streamlining operations, and boost revenue generation. Additionally, the implementation of our seamless solution has significantly improved the overall customer experience and we look forward to continued success.”

omniQ’s Machine Vision AI based patented proprietary technology is based on a Neural Network algorithm developed by omniQ’s scientists and selected time after time to serve strategic missions for public security, increasing automation and improving quality of life in the most sensitive areas of transportation.

About OMNIQ Corp:

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023 and the fast casual restaurant sector expected to reach $209 billion by 2027.

For more information please visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact Info:

IR@omniq.com